EXHIBIT 5





                          May 28, 1999


Reynolds Metals Company
6601 West Broad Street
Richmond, Virginia  23230

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Reynolds Metals Company (the "Company"). I, together with attorneys acting under my supervision, have acted as counsel to the Company in connection with, and have participated in the preparation of, a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of debt securities of the Company having an aggregate initial offering price of up to $150,000,000 (the "Debt Securities"). The Debt Securities are to be offered from time to time by the Company on terms to be determined at the time of the offering and are to be issued under an Indenture, dated as of April 1, 1989, as amended by Amendment No. 1 dated as of November 1, 1991 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee").

     I, or attorneys under my supervision, have examined such corporate records, certificates and other documents, and reviewed such questions of law, as I have considered relevant or necessary for the purpose of this opinion.

     Based upon the foregoing, in my opinion, the Debt Securities, when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture, with the terms of any series thereof having been duly established in conformity with the Indenture, and when issued for value as contemplated by the Registration Statement, will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable princ iples, and except that no opinion is expressed as to the avai lability of the remedy of specific performance.


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Reynolds Metals Company
May 28, 1999
Page 2


     I express no opinion as to the laws of jurisdictions other than the laws of the State of New York, the General Corporation
Law of the State of Delaware, and the federal laws of the United
States of America.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,


                                   /s/ D. Michael Jones

                                   D. Michael Jones